Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to the purchaser identified on the signature page to this Agreement (the “Subscriber”) in connection with its investment in the securities of Majesco Entertainment Company, a Delaware corporation (the “Company”). The Company is conducting a  private placement (the “Offering”) of Six Million Dollars ($6,000,000) of units (the “Units”) at a purchase price of $0.68 per Unit (the “Purchase Price”) with each Unit consisting of (i) one share (the “Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, which is convertible into shares of the Company’s common stock $0.001 par value per share (the “Common Stock”), with such rights and designations as set forth in the form of Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock, attached hereto as Exhibit A, (the “Series A Certificate of Designation”) and (ii) a five year warrant, in the form attached hereto as Exhibit B (the “Warrant”) to purchase one (1) share of Common Stock (the “Warrant Shares”) at an exercise price of $0.68 per share. For purposes of this Agreement, the term “Securities” shall refer to the Shares, the Common Stock into which the Shares are convertible, the Warrants and the Warrant Shares.

IMPORTANT INVESTOR NOTICES

NO OFFERING LITERATURE OR ADVERTISEMENT IN ANY FORM MAY BE RELIED UPON IN THE OFFERING OF THESE SECURITIES EXCEPT FOR THIS SUBSCRIPTION AGREEMENT AND ANY SUPPLEMENTS HERETO, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS EXCEPT THOSE CONTAINED HEREIN.

UNTIL SUCH TIME AS A FORM 8-K IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION DISCLOSING THE TRANSACTIONS CONTEMPLATED HEREBY, THIS AGREEMENT IS CONFIDENTIAL AND THE CONTENTS HEREOF MAY NOT BE REPRODUCED, DISTRIBUTED OR DIVULGED BY OR TO ANY PERSONS OTHER THAN THE RECIPIENT OR ITS REPRESENTATIVE, ACCOUNTANT OR LEGAL COUNSEL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT, ACKNOWLEDGES AND AGREES TO THE FOREGOING RESTRICTIONS.

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO ANY PERSON OR IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS UNLAWFUL OR NOT AUTHORIZED. EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO RETURN IT AND ALL RELATED DOCUMENTS IF SUCH PERSON DOES NOT PURCHASE ANY OF THE SECURITIES DESCRIBED HEREIN.

NO REPRESENTATIONS, WARRANTIES OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO  THE ECONOMIC RETURN, IF ANY, THAT MAY ACCRUE TO AN INVESTOR IN THE COMPANY.
THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON OR FOR NO REASON PRIOR TO ITS COUNTER- EXECUTION OF ANY SUBSCRIPTION AGREEMENT DELIVERED TO IT BY ANY POTENTIAL SUBSCRIBER. THE COMPANY IS NOT OBLIGATED TO NOTIFY RECIPIENTS OF THIS AGREEMENT WHETHER ALL OF THE SECURITIES OFFERED HEREBY HAVE BEEN SOLD.

FOR RESIDENTS OF ALL STATES

THIS OFFERING IS BEING MADE SOLELY TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) THEREUNDER AND REGULATION D (RULE 506) OF THE SECURITIES ACT AND CORRESPONDING PROVISIONS OF STATE SECURITIES LAWS.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE,

 SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID  ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE  SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT AS INVESTMENT, LEGAL, BUSINESS, OR TAX ADVICE. EACH INVESTOR SHOULD CONTACT HIS, HER OR ITS OWN ADVISORS REGARDING THE APPROPRIATENESS OF THIS INVESTMENT AND THE TAX CONSEQUENCES THEREOF, WHICH MAY DIFFER DEPENDING ON AN INVESTOR’S PARTICULAR FINANCIAL SITUATION. IN NO EVENT SHOULD THIS AGREEMENT BE DEEMED OR CONSIDERED TO BE TAX ADVICE PROVIDED BY THE COMPANY.

FOR FLORIDA RESIDENTS ONLY

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER § 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

1.	SUBSCRIPTION AND PURCHASE PRICE

(a)         Subscription. Subject to the conditions set forth in Section 2 hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units indicated on page 24 hereof on the terms and conditions described herein.

(b)         Purchase of Units. The Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Units shall be set at $0.68 per Unit, for an aggregate purchase price as set forth on page 24 hereof (the “Aggregate Purchase Price”), which shall be equivalent to $0.68 per Share, exclusive of the value of the Warrants. The Subscriber’s delivery of this Agreement to the Company shall be accompanied by payment for the Units subscribed for hereunder, payable in United States Dollars, by wire transfer of immediately available funds delivered to Signature Bank, as escrow agent (the “Escrow Agent”) pursuant to the terms of the escrow agreement(the “Escrow Agreement”) in accordance with the wire instructions set forth on Exhibit C attached hereto. Additionally, the Company shall deposit certificates evidencing the Shares and Warrants so subscribed for with the Company’s corporate secretary, as escrow agent for the Securities (the “Securities Escrow Agent”). The Subscriber understands and agrees that, subject to Section 2 and applicable laws, by executing this Agreement, it is entering into a binding agreement. Notwithstanding anything to the contrary herein, the Securities shall be held by the Securities Escrow Agent and the Aggregate Purchase Price shall be held by the Escrow Agent in accordance with Section 5(k) herein and the terms of the Escrow Agreement. The Company and the Subscriber acknowledge that the Offering, the issuance of the Securities and the Listing of Additional Shares Application covering the listing of the Common Stock underlying the Shares and the Warrant Shares shall be subject to certain required approvals by The NASDAQ Capital Market (“NASDAQ”), including approval of the Offering, the issuance of the Securities and any potential change of control resulting from the consummation of the Offering (if required), by the Company’s stockholders, if required (such approval, “NASDAQ Approval”). The Company agrees that it will inform the Subscriber of any requirements of NASDAQ for NASDAQ Approval of the Offering and the Subscriber shall, within twenty-four hours of such notification have the right to request a return of such Subscriber’s subscription.

2.	ACCEPTANCE, OFFERING TERM AND CLOSING PROCEDURES

(a)         Offering of Securities. The Company hereby agrees to sell, and subject to full, faithful and punctual performance and discharge by the Company of all of its duties, obligations and responsibilities as set forth in this Agreement, the Escrow Agreement, the Series A Certificate of Designation, the Warrant and any other agreement entered into between the Subscriber and the Company relating to this subscription (collectively, the "Transaction Documents"), the Subscriber hereby agrees to purchase the Units  pursuant to the terms and conditions set forth in this Agreement. For the avoidance of doubt, upon the occurrence of the failure by the Company to fully, faithfully and punctually perform and discharge any of its duties, obligations and responsibilities as set forth in any of the Transaction Documents, which shall have been performed or otherwise discharged prior to the Closing (as defined below), the Subscriber may, on or prior to the Closing, at its sole and absolute discretion, elect not to purchase the Units and, to the extent the Subscriber has delivered all or any part of the Aggregate Purchase Price to the Company or an escrow account at the direction of the Company, receive the full and immediate refund of the Aggregate Purchase Price. In the event the Closing does not take place because of (i) the election not to purchase the Units by the Subscriber or (ii) the failure to effectuate the Closing on or prior to December 31, 2014 (unless extended by agreement of the parties hereto) for any reason or no reason, this Agreement and any other Transaction Documents shall thereafter be terminated and have no force or effect, and the parties shall take all steps, including the execution of instructions to the Company, to ensure that the Aggregate Purchase Price shall promptly be returned or caused to be returned to the Subscriber without interest thereon or deduction therefrom.

(b)         Closing. The closing of the purchase and sale of the Units hereunder (the “Closing”) shall take place at such time and place as determined by the parties hereto. The Closing shall take place on a Business Day promptly following the satisfaction of the conditions set forth in Section 7 below, as determined by the Company (the “Closing Date”). “Business Day” shall mean from the hours of 9:00 a.m. (Eastern Time) through 5:00 p.m. (Eastern Time) of a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to be closed. The Shares and the Warrants purchased by the Subscriber will be delivered by the Company promptly following the Closing Date of the Offering.

(c)         Extraordinary Events Regarding Common Stock. In the event that prior to the Closing the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. The number of Units that the Subscriber shall thereafter be entitled to receive (including number of shares of Common Stock or Warrant Shares the Subscriber may thereafter be entitled to receive upon conversion of the Shares or exercise of the Warrants, as the case may be) shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section) be issuable on such conversion or exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Purchase Price then in effect.

(d)         Certificate as to Adjustments. In each case of any adjustment or readjustment in (i) the Shares (ii) the number of Warrant Shares issuable upon the exercise of the Warrants, (iii) the exercise price of the Warrants and/or (iv) the conversion price or conversion ratio of the Shares, the Company, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms hereof and of the Series A Certificate of Designation or the Warrant, as applicable, and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the Subscriber. To the extent any such certificate contains material non-public information, the Company shall, no later than the first Business Day after the date of delivery of such certificate to the Subscriber, include such material non-public information in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the  “SEC”). From and after the filing of such Form 8-K, the Company shall have disclosed all material non-public information (if any) delivered to the Subscriber by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions described in such certificate.

3.	THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Subscriber, severally and not jointly, hereby acknowledges, agrees with and represents, warrants and covenants to the Company, as follows:

(a)         The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)         The Subscriber acknowledges its understanding that the Offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Subscriber represents and warrants to the Company and its affiliates as follows:

(i)           The Subscriber realizes that the basis for the exemption from registration may not be available if, notwithstanding the Subscriber’s representations contained herein, the Subscriber is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention.

(ii)           The Subscriber realizes  that the basis for exemption would not be available if the Offering is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii)           The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(iv)           The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(v)           The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Securities.

(vi)           The Subscriber (together with its Advisors, if any) has received all documents requested by the Subscriber, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c)         The Subscriber is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only its Advisors. Each Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Company or any affiliate or sub-agent thereof.

 (d)        The Subscriber has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Subscriber’s entire investment. Among other things, the Subscriber has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s SEC Filings (as defined below) and any additional disclosures in the nature of Risk Factors described herein.

(e)         The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that the Company is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(f)          No oral or written representations or warranties have been made, or information furnished, to the Subscriber or its Advisors, if any, by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Offering, other than any representations of the Company contained herein, and in subscribing for the Units the Subscriber is not relying upon any representations other than those contained herein.

(g)         The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

(h)         The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend:

“[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN]  REGISTERED UNDER THE  SECURITIES ACT OF 1933,  AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR  OTHER LOAN OR  FINANCING ARRANGEMENT SECURED  BY THE SECURITIES.”

(i)           Certificates evidencing Securities shall not be required to contain the legend  set  forth  in Section 3(h) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Subscriber provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Subscriber’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Subscriber provides the Company with an opinion of counsel to the Subscriber, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of  the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Subscriber to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Subscriber as may be required above in this Section 3(i), as directed by the Subscriber, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are shares of Common Stock issuable upon conversion of the Shares, credit the aggregate number of shares of Common Stock to which the Subscriber shall be entitled to the Subscriber’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Subscriber, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Subscriber or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(j)          Neither the SEC nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Offering. There is no government or other insurance covering any of the Securities.

(k)         The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

(l)            (i)           In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by the Company in the Transaction Documents. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Transaction Documents.

(ii)       The Subscriber represents and warrants that: (i) the Subscriber was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(m)        The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(n)         The Subscriber is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors.

(o)         The Subscriber acknowledges that any estimates or forward-looking statements or projections furnished by the Company to the Subscriber were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.

(p)         No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the Offering that are in any way inconsistent with the information contained herein.

(q)         (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and  that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company and any of its affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(r)          The Subscriber is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding such person’s residence) or annual income exceeding $200,000 or $300,000 jointly with his or her spouse.

(s)         The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Offering, and has so evaluated the merits and risks of such investment. The Subscriber has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Offering. The Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(t)          The Subscriber has reviewed, or had the opportunity to review, all of the SEC Filings (as defined below) and all “Risk Factors” and “Forward Looking Statements” disclaimers contained therein. In addition, the Subscriber has reviewed and acknowledges it has such knowledge, sophistication and experience in securities matters.

(u)         The foregoing representations and warranties shall survive the Closing.

4.	THE COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company hereby acknowledges, agrees with and represents, warrants and covenants to each Subscriber as of the date hereof and as of the Closing Date, except as set forth in the disclosure schedule attached hereto (the “Company Disclosure Schedule”, which Company Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, as follows:

(a)          Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Company is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)         Issuance of Securities. The Shares and Warrants to be issued to the Subscriber pursuant to this Agreement and the applicable Transaction Documents, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable and the Warrant Shares  and the Common Stock issuable upon conversion of the Shares, when issued and delivered in accordance with Warrant and the Series A Certificate of Designation, as applicable, and assuming proper payment (with respect to the Warrant Shares) and exercise in accordance with the provisions of such documents, will be duly and validly issued and will be fully paid and non-assessable.

(c)         Authorization; Enforcement. Except as set forth in Schedule 4(c), the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Company, (b) except as set forth in Section 4(d) below, require any consent, approval or authorization of, or declaration, filing or registration with, any person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any shares of Common Stock, preferred stock or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws of the Company, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

(d)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) NASDAQ Approval, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)         SEC Filings. The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Subscriber through the EDGAR system true and complete copies of the Company’s filings for the prior two full fiscal years plus any interim period (collectively, the “SEC Filings”), and all such SEC Filings are incorporated herein by reference. The SEC Filings, when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries, if any (collectively, the “Subsidiaries”), are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

(f)          No Financial Advisor. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby. The Company further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Subscriber or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Subscriber’s purchase of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g)         Indemnification. The Company will indemnify and hold harmless each Subscriber and, where applicable, its directors, officers, employees, agents, advisors and shareholders (each, an “Indemnitee”, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction  Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of such Subscriber or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(h)         Capitalization and Additional Issuances. The capitalization of the Company is as set forth in Schedule 4 (h). Except as set forth in Schedule 4 (h), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right  to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 4 (h), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock equivalents. Except as set forth on Schedule 4 (h), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for NASDAQ Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance  and sale of the Securities. Other than the Voting Agreements (as defined below), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)          Private Placements. Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscribers as contemplated hereby.

(j)          Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Units will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(k)         Reporting Company/Shell Company Status. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(g) and 13 of the Exchange Act.  Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the SEC during the preceding twelve months. The Company, as of the Closing Date, is not a “shell company”, as that term is employed in Rule 144 under the Securities Act. Except as set forth on Schedule 4(k), the Company is in full compliance with the continued listing standards of The NASDAQ Capital Market, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(l)          Litigation. Except as set forth on Schedule 4 (l), there is no action, suit, proceeding, inquiry or investigation before or by the Trading Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries.  No director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18  U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi- national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.  “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or the OTC Bulletin Board (or any successors to any of the foregoing).

(m)        Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 4(m) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(n)         Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(o)         Indebtedness and Other Contracts. Except as set forth on Schedule 4(o) annexed hereto, neither the Company nor any of its Subsidiaries, (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles,  consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(p)         No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the latest audited financial statements included within the SEC Filings, except as specifically disclosed in a subsequent SEC Filing: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with  the Commission, (iii) the Company  has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 4(h), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 4 (p), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(q)         No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Subscriber with respect to the transactions contemplated by the Transaction Documents other than pursuant to documents substantially identical to the Transaction Documents.

(r)          No Disqualification Events. To the Company’s knowledge, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(s)         General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(t)          Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound  (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(u)        Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Filings, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(v)        Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(w)        Intellectual Property.

1.             The term “Intellectual Property Rights” includes:

(a)           the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks'');

(b)           all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents'');

(c)           all copyrights in both published works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(d)           all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works''); and

(e)           all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

2.           Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Subscriber to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

3.           Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens and other adverse claims, purchase price payments, or license agreements now or hereafter existing).

4.          Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks,  free and clear of all liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

5.           Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing

6.           Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(x)          Stock Option Plans. Since commencement of trading of the Company’s Common Stock on The NASDAQ Capital Market, each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(y)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(z)          Listing and Maintenance Requirements. The Common Stock is quoted on the NASDAQ Capital Market under the symbol COOL.  Except as set forth on Schedule 4(z), the Company has not, in the twenty-four
(24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(aa)       Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb)      Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(cc)       Acknowledgment Regarding Subscriber’s Trading Activity. Anything in  this  Agreement  or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Subscribers has been asked by the Company to agree, nor has any Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Subscriber, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Subscriber, and counter-parties in “derivative” transactions to which any such Subscriber is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Subscribers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd)       Acknowledgment Regarding Subscribers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length Subscriber with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)       No Integrated Offering. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ff)        Application of Takeover Protections.  The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(gg)       Registration Rights. No Person other than the Subscribers herein has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(hh)       Certain Fees.  Except as disclosed on Schedule 4(hh), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Subscribers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(hh) that may be due in connection with the transactions contemplated by the Transaction Documents.

(ii)         Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth on Schedule 4(ii), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i)  transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Filings, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness  of  the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely  to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(jj) Transactions With Affiliates and Employees. Except as set forth on Schedule 4(jj), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed on Schedule 4(jj).

(kk) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(ll)           Survival. The foregoing representations and warranties shall survive the Closing.

5.           OTHER AGREEMENTS OF THE PARTIES

(a)         Furnishing of Information. As long as any Subscriber owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Subscriber owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Subscribers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, at the sole cost and expense of the Company including transfer agent and legal opinion fees and expenses, all to the extent required from time to time to enable such person to sell such Securities without registration under the Securities Act within the limitation of the exemptions proved by Rule 144 under the Securities Act.

(b)         Shareholder Rights  Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other person that any Subscriber is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Subscribers.

(c)         Securities Laws Disclosure; Publicity.  The Company shall by 8:30 a.m. (New York City time) (a) on the first Business Day after this Agreement has been executed, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) within four (4) Business Days after this Agreement has been executed, file a Current Report on Form 8-K with the SEC, including the Transaction Documents as exhibits thereto. From and after the issuance of such press release and the filing of the Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to any of the Subscribers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. The Company and each Subscriber shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and no Subscriber shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Subscriber, or include the name of any Subscriber in any filing with the SEC or any regulatory agency, without the prior written consent of such Subscriber, except to the extent such disclosure is required by law in which case the Company shall provide the Subscribers with prior notice of such disclosure. The Company understands that any such disclosure shall cause irreparable harm and each Subscriber shall be entitled to injunctive relief and liquidated damages in connection therewith.

(d)         Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, after the date hereof, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Subscribers.

(e)         Reservation of Securities.

(i)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than 125% of the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents (the “Required Minimum”).

(ii)         If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

(iii)        The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Subscribers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will then take all commercially reasonable action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market for as long as any Subscriber holds Securities, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until five years after the Closing Date. In the event the aforedescribed listing is not continuously maintained for five years after the Closing Date (a “Listing Default”), then in addition to any other rights the Subscribers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Subscriber an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate Subscription Amount and purchase price of Warrant Shares held by such Subscriber on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured.  If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for  partial months) to the Subscriber, up to a maximum of sixteen (16%) percent for such interest and liquidated damages amounts, collectively.

(f)          Use of Proceeds. The Company anticipates using the gross proceeds from the Offering for general working capital purposes or for such other purposes as may be approved in writing by the Lead Investor.

(g)         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes or could constitute material non-public information, and each Subscriber agrees, and shall direct its agents and counsel not to, request any material non-public information from the Company or any Person acting on its behalf, unless prior thereto such Subscriber shall have executed a written agreement with the Company regarding the willingness to accept receipt of such material non-public information and acknowledges the confidentiality and use of such information and the Company’s covenant to file a further SEC filing or report and the period in which such information shall remain confidential or be required to not be disclosed. The Company understands and confirms that each Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company and any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Subscriber or any of its affiliates on the other hand, shall terminate.

(j)          Right of Participation. The Company acknowledges and agrees that the right set forth in this Section 5(j) is a right granted by the Company, separately, to each Subscriber.

(i)          At least five (5) trading days prior to any proposed or intended sale by the Company of its Common Stock or other securities or equity linked debt obligations (each, a “Subsequent Placement”), the Company shall deliver to each Subscriber a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information and (C) a statement informing such Subscriber that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Subscriber within five (5) business days after the Company’s delivery to such Subscriber of such Pre- Notice, and only upon a written request by such Subscriber, the Company shall promptly, but no later than one (1) business day after such request, deliver to such Subscriber an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (I) identify and describe the Offered Securities, (II) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (III) identify the persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (IV) offer to issue and sell to or exchange with such Subscriber in accordance with the terms of the Offer such Subscriber’s pro rata portion of 100% of the Offered Securities, provided that the number of Offered Securities which such Subscriber shall have the right to subscribe for under this Section 5(j) shall be (x) based on such Subscriber’s pro rata portion of the aggregate original amount of the Units purchased hereunder by all Subscribers (the “Basic Amount”), and (y) with respect to each Subscriber that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Subscribers as such Subscribers shall indicate it will purchase or acquire should the other Subscribers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)         To accept an Offer, in whole or in part, such Subscriber must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Subscriber’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Subscriber’s Basic Amount that such Subscriber elects to purchase and, if such Subscriber shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Subscriber elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Subscribers are less than the total of all of the Basic Amounts, then such Subscriber who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Subscriber who has subscribed for  any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Subscriber bears to the total Basic Amounts of all Subscribers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Subscriber a new Offer Notice and the Offer Period shall expire on the fifth(5th) Business Day after such Subscriber’s receipt of such new Offer Notice.

(iii)        The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Subscriber (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)        In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(j)(iii) above), then such Subscriber may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Subscriber elected to purchase pursuant to Section 5(j)(ii)1(a)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Subscribers pursuant to this Section 5(j) prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Subscriber so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Subscribers in accordance with Section 5(j)(i) above.

(v)         Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Subscriber shall acquire from the Company, and the Company shall issue to such Subscriber, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Subscriber of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Subscriber of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Subscriber and its counsel.

(vi)        Any Offered Securities not acquired by a Subscriber or other persons in accordance with this Section 5(j) may not be issued, sold or exchanged until they are again offered to such Subscriber under the procedures specified in this Agreement.

(vii)       The Company and each Subscriber agree that if any Subscriber elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Subscriber shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii)      Notwithstanding anything to the contrary in this Section 5(j) and unless otherwise agreed to by such Subscriber, the Company shall either confirm in writing to such Subscriber that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Subscriber will not be in possession of any material, non- public information, by the fifth (5th) business day following delivery of the Offer Notice. If by such fifth (5th) business day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Subscriber, such transaction shall be deemed to have been abandoned and such Subscriber shall not be in possession of any material, non-public  information with respect to the Company or any of its subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Subscriber with another Offer Notice in accordance with, and subject to, the terms of this Section 5(j) and such Subscriber will again have the right of participation set forth in this Section 5(j) The Company shall not be permitted to deliver more than one such Offer Notice to such Subscriber in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 5(j)(ii).

The Right of Participation set forth in this Section 5(j) shall terminate on the twenty four month anniversary of the Closing Date.

(k)         Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without 10 days prior written notice to the Subscribers, unless such reverse split is made in conjunction with the listing of the Common Stock on a national securities exchange or maintaining compliance with such listing.

(l)          DTC Program. At all times that any Subscriber holds Securities, the Company shall use its best efforts to employ as the transfer agent for the Common Stock and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program (FAST) and cause the Common Stock to be transferable pursuant to such program.

(j)          Equity Incentive Plan. Within thirty (30) days of the Closing Date, the Company’s Board of Directors will approve the Equity Incentive Plan (the “Plan”), substantially in the form attached hereto as Exhibit E, and the reservation of 2.25 million shares of Common Stock thereunder. The Company will use its reasonable best efforts to cause its stockholders to ratify the adoption of the Plan within one (1) year of the Closing Date and shall submit such Plan for shareholder approval as a proposal with the next proxy filed by the Company for approval of the Securities.

(k)         Investor Relations. For so long as any Subscriber holds Securities, the Company shall engage an investor relations firm and public relations firm, acceptable to the investor set forth on Exhibit F (the “Lead Investor”).

(l)          Board Rights. Within three (3) days from the Closing Date, the Board of Directors shall appoint two (2) designees of the Lead Investor to the Board of Directors and present such appointment to the Company’s stockholders for ratification at the Company’s next special or annual meeting of its stockholders.

(j)          Limitations on Issuances and Financings. For as long as any Subscriber holds Securities, the Company shall not issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity or incur any financing debt, other than with regard to Excluded Securities (as defined in the Series A Certificate of Designation), without the express written consent of the Lead Investor.

(k)         Escrow Release. The Aggregate Purchase Price shall be held by the Escrow Agent and shall be released as follows:

(i)           On the Closing Date: One Million Dollars ($1,000,000) shall be released by the Escrow Agent and One Million Dollars ($1,000,000) of Units shall be released by the Securities Escrow Agent on a pro rata basis based on the Subscriber’s subscription amount, in accordance with the written instructions of the Company and the Lead Investor provided that the Lead Investor and the Company certify that all conditions and obligations of the Company for such release set forth in Section 7 herein have been satisfied (the “Initial Escrow Release”).

(ii)           Subsequent to the Closing Date, in one or multiple tranches (each, a “Subsequent Escrow Release”), all or part of Five Million Dollars ($5,000,000) of cash shall be released by the Escrow Agent and Five Million Dollars ($5,000,000) of Units shall be released by the Securities Escrow Agent on a pro rata basis based on the Subscriber’s subscription amount, in accordance with the written instructions of the Company and the Lead Investor provided that the Lead Investor and the Company certify that the below conditions and obligations of the Company for such release set forth below have been satisfied (the “Release Conditions”):

(A) (B)	The NASDAQ Approval has been obtained and; and either
a.	The Lead Investor has approved the Subsequent Escrow Release in writing; or
b.	Requisite Approval of the Subscribers has been obtained; or
c.
The Company has executed definitive binding documents for a Qualified Transaction and the Qualified Transaction shall close contemporaneously with the Subsequent Escrow Release following approval of the Company’s stockholders as required by NASDAQ, which Qualified Transaction requires the filing by the Company of a Current Report on Form 8-K with the inclusion of audited financial statements of the target. For purposes hereof, a “Qualified Transaction” shall mean one or more acquisitions by the Company of any business, assets, stock, licenses, interests or properties (including, without limitation, intellectual property rights) approved by the stockholders of the Company or any acquisition involving assets, shares of capital stock, any purchase, merger, consolidation, recapitalization, or reorganization or involving any licensing, royalties, sharing arrangement or otherwise,  which  value  of  such  Qualified  Transaction  is  in  excess  of $25,000,000 for the Company’s interest therein. For purposes hereof, the value of a Qualified Transaction shall take into account all cash, stock, present value of all royalties, settlement amounts, future payments, license fees received or owed, and all other consideration associated with such acquisition of any kind whatsoever; or

d.
The following conditions are present: (i) nine (9) months has elapsed from the Closing Date; (ii) the Subsequent Escrow Release has not been consummated pursuant to Sections (a)-(c) above; (iii) the Subsequent Escrow Release does not release in excess of One Million Dollars ($1,000,000) and (iv) the two (2) directors appointed on the Closing Date have approved the One Million Dollar ($1,000,000) Subsequent Escrow Release in Writing

(iii)        If prior to the twelve (12) month anniversary of the Closing Date, unless extended by the Lead Investor or by Requisite Approval, none of the Release Conditions have been satisfied, Escrow Agent shall return Five Million Dollars ($5,000,000) to the Subscribers, without interest or deduction, and the Securities Escrow Agent shall return the Units held to the Company for cancellation. Notwithstanding anything herein to the contrary until cancelled, the Units (Series A Preferred Stock and Warrants) shall be issued and outstanding securities of the Company for all purposes.

(l)          The Company shall use its reasonable best efforts  to obtain all approvals  required by The NASDAQ Market as soon as possible but in no event later than four (4) months from the Closing Date.

6.	REGISTRATION RIGHTS.

(a)         The Company shall file a “resale” registration statement with the SEC covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Warrant Shares, so that such shares of Common Stock will be registered under the Securities Act. The Company will maintain the effectiveness of the “resale” registration statement from the effective date of the registration statement until all Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144. The Company will use its reasonable best efforts to have such “resale” registration statement filed by the Filing Date (as defined in the Registration Rights Agreement) and declared effective by the SEC as soon as possible and, in any event, by the Effectiveness Date (as defined in the Registration Rights Agreement), unless extended by Subscribers in the Offering holding 60% of the Units issued in the Offering which shall include the approval of the Lead Investor (“Requisite Approval”).

The Company is obligated to pay to the Subscribers a fee of 1% per month of the investors’ investment, payable in cash, up to a maximum of twelve (12%) percent, on the Filing Date and the Effectiveness Date if the registration obligations set forth herein have not been met, and pro- rata for each month, or partial month, in excess of the Filing Date and/or the   Effectiveness Date that the registration statement has not been declared effective;  provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC.

The description of registration rights is qualified in its entirety by reference to Registration Rights Agreement annexed hereto as Exhibit D.

7.	CONDITIONS TO ACCEPTANCE OF SUBSCRIPTION

(a)         The Closing of the sale of the Shares is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date:

(i)          As of the Closing, no legal action, suit or proceeding shall be pending against the Company that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii)         The representations and warranties of the Company and the Subscribers contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement (except whether such representations are qualified by material or material adverse effect, which shall be true and correct in all respects) and shall be true and correct as of the Closing as if made on the Closing Date and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company in connection with the consummation of the transactions contemplated by the Transaction Documents at or prior to the Closing Date and the Company shall deliver a certificate, executed by its Chief Executive Officer, dated as of the Closing Date, certifying that the foregoing is true.

(iii)        The Company shall deliver to the Subscribers, a certificate from the Company, signed by its Secretary or Assistant Secretary, including incumbency specimen signatures of any signatory of any Transaction Document of the Company and certifying that the attached copies of the Company’s Certificate of Incorporation, as amended and Bylaws, as amended, and resolutions of the Board of Directors of the Company approving this the Offering, are all true, complete and correct and remain in full force and effect.

(iv)        On the Closing Date, the Company shall only possess such residual business assets of the reduced workforce activities of the historical operations of the Company and its interest in Majesco Europe Limited. The Company shall deliver to the Subscribers on the Closing Date, evidence of a minimum of $750,000 in positive working capital, inclusive of cash and marketable securities, giving effect to all claims and liabilities, but excluding any liability associated with outstanding litigation as disclosed in the SEC Filings, including any change of control or severance requirements on a pro forma basis.

(v)         The Company shall deliver to the Subscribers a file stamped copy of the filed Series A Certificate of Designation, filed with the Secretary of State of the State of Delaware, which shall not have been amended, waived, modified or revoked by the Company.

(vi)        The Company shall deliver to the Subscribers an opinion of its legal counsel substantially in the form attached hereto as Exhibit G.

(vii)       The Company shall deliver voting agreements (the “Voting Agreements”), in the form attached hereto as Exhibit H, executed by all officers, directors holders of at least 5% of the Company’s issued and outstanding Common Stock.

8.	MISCELLANEOUS PROVISIONS

(a)         All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

(b)         Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

(c)         Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d)         The representations, warranties and agreement of each Subscriber and the Company made in this Agreement shall survive the Closing Date.

(e)         Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to the Company at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(f)          Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If any Subscriber is more than one person or entity, the obligation of any Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and its heirs, executors, administrators, successors, legal representatives and assigns. This Agreement  and the other Transaction Documents sets forth the entire agreement and understanding between the parties as to the Offering contemplated hereby and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(g)         The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber, including, without limitation, by way of a Fundamental Transaction (as defined in the Series A Certificate of Designations) (unless the Company is in compliance with the applicable provisions governing such Fundamental Transaction set forth in the Series A Certificate of Designations). The Subscriber may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Subscriber hereunder with respect to such assigned rights.

(h)         The Company hereby represents and warrants as of the date hereof and as of the Closing Date that none of the terms offered to any Person with respect to any offer, sale or subscription of Securities (each a "Subscription Document"), is or will be more favorable to such Person than those of the Subscriber and this Agreement shall be, unless waived by the Subscriber, without any further action by the Subscriber or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms contained in such Subscription Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Subscriber may reasonably request to further effectuate the foregoing.

(i)          The obligations of each Subscriber under any Transaction Document are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance or non-performance of the obligations of any other Subscriber under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. Each Subscriber has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Subscribers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Subscriber, solely, and not between the Company and the Subscribers collectively and not between and among the Subscribers. The Company acknowledges that any actions of Subscribers now, and in the future, in which (A) any review or approval is sought by the Company, including, without limitation, review, approval or acceptance of any  reportable event required to be reported in any SEC filing or report by the Company; or (B) any amendment, waiver, right of first refusal, participation right, acquisition or financing, including any acquisition or financing is proposed, introduced, offered or arranged by any one or more Subscribers or their affiliates or sought by the Company, shall not be claimed by the Company or any person seeking to assert such a claim on behalf of the Company, to constitute the forming of any “Group” as such term is defined under Section 13(d) or Section 16 of the Exchange Act, nor shall any activity permit the Company or any third party holder of securities of the Company to assert any claim that any beneficial ownership limitations or conversion limitations of the Series A Certificate of Designation or Warrants have been exceeded and such Subscriber, alone or in conjunction with others, constitutes a “Group” for purposes of the Exchange Act as a result thereof.

(j)          Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except in writing signed by both (a) the Company and (b) Subscribers in the Offering holding 60% of the Units issued in the Offering then held by the original Subscribers. The Company shall be prohibited from offering any additional consideration to any Subscriber in this Offering (or such original Subscriber’s transferee) for the purposes of inducing such person to change, modify, waive or amend any term of this Agreement or any other Transaction Document without making the same offer on a pro-rata basis to all other Subscribers (and those transferees) in this Offering allocable to the securities acquired by such transferee(s).

(k)         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

(l)          The Company and each Subscriber hereby agree that any dispute that may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in the City of New York, Borough of Manhattan, and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in the City of New York, Borough of Manhattan with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, postage prepaid, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

(m)        WAIVER OF JURY  TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(n)         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

 ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on theday of, 2014.

	x $0.68 for per Unit	=
Units subscribed for			Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit sharing Plan
			Date Opened:____________________
2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for
			~~Under the Uniform Gift to Minors Act of the~~ State of __________________________
3.	Community Property	9.	Married with Separate Property
4.	Tenants in Common	10.	Keogh
5.	Corporation/Partnership/ Limited Liability Company	11.	Tenants by the Entirety
6.	IRA

ALTERNATIVE DISTRIBUTION INFORMATION

To direct distribution to a party other than the registered owner, complete the information below. YOU MUST COMPLETE THIS SECTION IF THIS IS AN IRA INVESTMENT.

Name of Firm (Bank, Brokerage, Custodian):

Account Name:

Account Number:

Representative Name:

Representative Phone Number:

Address:

City, State, Zip:

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN. INDIVIDUAL SUBSCRIBERS MUST COMPLETE THIS PAGE 25.
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 26.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Residence: Number and Street	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

ACCEPTED this                                day of _                      2014, on behalf of the Company.

By: Name: Title:

[SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT]

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, LLC, Trust, Etc.)

_____________________________________________________________________________________
Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

__________________________________
Office Address

__________________________________
City, State and Zip Code

__________________________________
Telephone Number

_________________________________
Fax Number (if available)

_________________________________
E-Mail (if available)

[seal] Attest: __________________________ (If Entity is a Corporation)	By: Name: Title: ________________________________ ________________________________ Address

ACCEPTED this day of _ 2014, on behalf of the Company.
By: Name: Title:

[SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT]

INVESTOR QUESTIONNAIRE

Instructions: Check all boxes below which correctly describe you.

☐
You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase shares of common stock or preferred stock, is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Securities is made solely by persons or entities that are accredited investors.

☐	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Securities and its underlying securities in excess of $5,000,000.

☐	You are a director or executive officer of the Company.

☐	You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 (excluding residence) at the time of your subscription for and purchase of the Securities.

☐
You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐
You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities and whose subscription for and purchase of the Securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

Check all boxes below which correctly describe you.
With respect to this investment in the Securities, your:

Investment Objectives:	☐ Aggressive Growth	☐ Speculation
Risk Tolerance:	☐ Low Risk	☐ Moderate Risk	☐ High Risk

Are you associated with a FINRA Member Firm? o Yes o No

Your initials (purchaser and co-purchaser, if applicable) are required for each item below:

_____  I/We understand that this investment is not guaranteed.

_____  I/We are aware that this investment is not liquid.

_____  I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

_____  I/We confirm that this investment is considered “high risk.” (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification. Success or failure of private placements such as this is dependent on the corporate issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss is possible.)

The Subscriber hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased the Securities.

_____________________________                                  _______________________________
Name of Purchaser [please print]                                           Name of Co-Purchaser [please print]

_____________________________                                 ________________________________
Signature of Purchaser (Entities please                                Signature of Co-Purchaser
provide signature of Purchaser’s duly
authorized signatory.)

_____________________________
Name of Signatory (Entities only)

____________________________
Title of Signatory (Entities only)

[SIGNATURE PAGE FOR INVESTOR QUESTIONNAIRE]

Exhibit A

Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

See Attached

Exhibit B

Form of Warrant.

See Attached

Exhibit C

Wiring Instructions.

Signature Bank, 950 Third Avenue, 9th Floor. New York, NY 10022, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Majesco Entertainment Company, Account No. 1502344095

Exhibit D

Registration Rights Agreement

See Attached

Exhibit E

Equity Incentive Plan

See Attached

Exhibit F

Lead Investor

Marlin Capital Investments LLC

Exhibit G

Form of Legal Opinion

Exhibit H

Form of Voting Agreement